                                                                EXHIBIT 10.40

                            REIMBURSEMENT AGREEMENT

                                  BY AND AMONG

                            AIR SOUTH AIRLINES, INC.

                                       AND

                          HAMBRECHT & QUIST CALIFORNIA

                          A WHOLLY OWNED SUBSIDIARY OF

                             HAMBRECHT & QUIST GROUP

                          DATED AS OF JANUARY 31, 1997

                          RELATING TO THE ISSUANCE OF A

                                   $2,000,000

                                LETTER OF CREDIT

                                       TO

                       To NATIONAL BANK OF SOUTH CAROLINA

                             TABLE OF CONTENTS                             Page

 ARTICLE I

  DEFINITIONS ............................................................    2.
          Section 1.1  Definitions .......................................    2.
          Section 1.2  Construction ......................................    4.

  ARTICLE II

   LETTER OF CREDIT ......................................................    4.
          Section 2.1  Amount and Terms of Letter of Credit...............    4.
          Section 2.2  Drawings and Reinstatement ........................    4.
          Section 2.3  Fees and Other Payment ............................    5.
          Section 2.4  Reimbursement .....................................    6.
          Section 2.5  Place of Payment ..................................    6.
          Section 2.6  Termination of Agreement ..........................    6.
          Section 2.7  Reimbursement Loans ...............................    6.

  ARTICLE III

CONDITIONS PRECEDENT To ISSUANCE
OF LETTER OF CREDIT ......................................................    7.
          Section 3.1  Documents TO Be Received ..........................    7.
          Section 3.2  Other Conditions Precedent ........................    8.

  ARTICLE IV

   OBLIGATIONS OF THE CORPORATION .........................................   9.
          Section 4.1  Obligations of the Corporation .....................   9.

  ARTICLE V

  REPRESENTATIONS AND WARRANTIES ..........................................  10.
          Section 5.1  Representations and Warranties of the Corporation.... 10.

 ARTICLE VI

  COVENANTS OF THE CORPORATION ............................................  11.
          Section 6.1  Affirmative Covenants...............................  11.
          Section 6.2  Negative Covenants .................................  13.


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            Page
 ARTICLE VII

EVENTS OF DEFAULT .........................................................  13.
          Section 7.1  Events of Default ..................................  13.

 ARTICLE VIII
  RIGHTS AND REMEDIES .....................................................  14.
          Section 8.1  Rights and Remedies ................................  14.
 ARTICLE IX
 MISCELLANEOUS ............................................................  14.
          Section 9.1  Modification of Agreement ..........................  14.
          Section 9.2  Waiver of Rights by Lender; Remedies................  15.
          Section 9.3  Notices.............................................  15.
          Section 9.4  Indemnification.....................................  16.
          Section 9.5  Liability of Lender.................................  16.
          Section 9.6  Participations .....................................  17.
          Section 9.7  Satisfaction Requirement............................  17.
          Section 9.8  Governing Law ......................................  17.
          Section 9.9  Waiver of Jury Trial ...............................  17.
          Section 9.10 Jurisdiction: Service of Process ...................  18.
          Section 9.11 Survival of Agreement ..............................  18.
          Section 9.12 Severability .......................................  18.
          Section 9.13 Headings ...........................................  18.
          Section 9.14 Counterparts .......................................  18.


                                       ii.

                                    EXHIBITS

  EXHIBIT A          Form of Reimbursement Loan Note

  EXHIBIT B          Form of Letter of Credit

  EXHIBIT C          Form of Certificate Relating to Accuracy of Certain
                     Corporation Representations Contained in, and the Authorization to Execute, Certain Documents

  EXHIBIT D          Form of Warrant

  EXHIBIT E          Loan Agreement between The National Bank of South Carolina and Air South, Inc.

                                      iii.

                             REIMBURSEMENT AGREEMENT
                             (NBSC LETTER OF CREDIT)

     This REIMBURSEMENT AGREEMENT dated as of January 31, 1997, is made by and between AIR SOUTH AIRLINES, INC., a Delaware corporation having its principal place of business at 2625 Airport Boulevard, West Columbia, South Carolina, 29170 ("Corporation"), in favor of HAMBRECHT & QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group ("Lender").

                                    RECITALS

     A. Corporation and The National Bank of South Carolina ("Bank") entered into that certain Loan Agreement dated April 16, 1996 (the "Loan Agreement") whereby Bank has loaned to Corporation Two Million Dollars ($2,000,000) (the "Loan").

     B. Substantially concurrently with the execution of the Loan Agreement, Lender and Bank entered into that certain Guaranty, dated April 26, 1996 (the "Guaranty"). Such Guaranty was entered into as a condition to Bank entering into the Loan Agreement and to induce Bank to make the Loan.

     C. The Loan expired on December 1, 1996 and has been extended until January 15, 1997. Pursuant to a letter dated December 13, 1996 Bank has offered to extend the Loan for an additional eighteen (18) months, but only on the condition that a letter of credit be issued by an acceptable source to serve as collateral for the Loan.

     D. Corporation has requested that Lender arrange for the issuance of such Letter of Credit in favor of Bank in the aggregate amount of Two Million Dollars ($2,000,000).

     E. Lender is willing to arrange for the issuance of said Letter of Credit, but only upon the condition, among others, that the Guaranty be terminated and Corporation shall have executed and delivered to Lender this Reimbursement Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in order to induce Lender to cause the issuance of the Letter of Credit and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. Unless otherwise defined herein the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "ACT OF BANKRUPTCY" shall mean the Corporation shall commence a voluntary case or other proceeding in seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the federal bankruptcy laws, including the Federal Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or shall take any other action indicating its consent to, approval of, or acquiescence in, any such petition or proceedings; the Corporation shall apply for, or consent to or acquiesce in, the appointment of a receiver, liquidator, custodian, sequestrator, or a trustee for all or a substantial part of its property; the Corporation shall make an assignment for the benefit of its creditors; the Corporation shall be unable, or shall admit in writing its inability, to pay its debts when due; or a petition in bankruptcy shall be filed against the Corporation, as a debtor, under any applicable bankruptcy, insolvency or similar law as now or hereafter in effect which shall not be discharged by a court of competent jurisdiction within sixty (60) days of the date of such filing.

          "AIR SOUTH, INC." means Air South Airlines, Inc.

          "AGREEMENT" shall mean this Reimbursement Agreement together with all duly authorized and executed amendments thereto.

          "APPLICATION" shall mean that certain Application and Agreement for Standby Letter of Credit dated January 28, 1997 by and between Issuing Bank and Lender.

          "BANK" shall mean National Bank of South Carolina, a national banking association with its principal office located at 1241 Main Street, Columbia, South Carolina, or any surviving, resulting or transferee entity.

          "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday,
(ii) a day on which banking institutions in the States of California or South Carolina are authorized or required by law or executive order not to be open for the conduct of their commercial banking business, or (iii) a day on which the federal reserve bank for the federal reserve district in which Bank is located is closed.

          "DATE OF DELIVERY" shall mean January 31, 1997 or any other date agreed upon by the Corporation and Lender as the date upon which the initial Letter of Credit shall be issued.

          "DEFAULT RATE" shall mean a rate per annum equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                                       2.

          "DRAWING" shall mean a drawing under the Letter of Credit in accordance with its terms.

          "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 7.1 hereof.

          "GUARANTY" means that certain Guaranty by and between Lender and Bank, dated April 26, 1996, as amended, supplemented or reaffirmed to the date of this Agreement.

          "INTEREST RATE" shall mean ten percent (10%) per annum.

          "ISSUING BANK" shall mean Bank of America National Trust and Savings Association acting through its Chicago branch, or any surviving, resulting or transferee entity.

          "LETTER OF CREDIT" shall mean the Letter of Credit arranged by Lender and issued by Issuing Bank pursuant to the Application on the Date of Delivery, as the same may from time to time be amended, modified, supplemented or restated, and shall include any substitute Letter of Credit issued pursuant to Lender's obligations hereunder.

          "LOAN" shall mean the loan made by Bank to Borrower represented by that certain promissory note dated April 26, 1996 in the principal amount of $2,000,000 issued by Corporation to Bank pursuant to the Loan Agreement.

          "LOAN AGREEMENT" shall mean that certain Loan Agreement dated April 26, 1996 by and between Corporation and Bank attached as EXHIBIT E hereto, as the same may from time to time be amended, modified, supplemented or restated.

          "MAXIMUM CREDIT" shall mean, as of any date of calculation, the maximum amount available to be drawn under the Letter of Credit. Initially, the Maximum Credit shall be $2,000,000.

          "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock corporation, estate, entity or governmental agency.

          "REIMBURSEMENT LOAN NOTE" shall mean the note evidencing the Reimbursement Loans, substantially in the form attached hereto as EXHIBIT A. "Reimbursement Loans" shall mean a reimbursement loan described in SECTION 2.8 hereof.

          "TERMINATION DATE" shall mean the date determined in the manner provided in SECTION 2.6 hereof.

                                       3.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Reimbursement Loan Note, and any other agreement entered into between Corporation and Lender, and any certificate or instrument executed by Lender, in connection with said agreements and note, as the same may from time to time be amended, modified, supplemented or restated.

     SECTION 1.2 CONSTRUCTION. In this Agreement, unless the context otherwise requires:

          (A) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Agreement.

          (B) The terms "hereby," "hereof," hereto," "herein," "hereunder," and any similar terms, as used in this Agreement refer to this Agreement, and the term "hereafter. shall mean after, and the term "heretofore" shall mean before the date of execution of this Agreement.

          (C) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.

                                   ARTICLE II

                                LETTER OF CREDIT

     SECTION 2.1 AMOUNT AND TERMS OF LETTER OF CREDIT. At the request of Corporation, Lender agrees, on the terms and subject to the conditions set forth in this Agreement, including without limitation the conditions set forth in
ARTICLE III hereof, to on or before the Date of Delivery cause the issuance of the Letter of Credit by Issuing Bank, in favor of Bank to secure, and to provide a source of payment of, the Loan. The Letter of Credit will be issued in an initial amount equal to the Maximum Credit. The Letter of Credit shall be issued in favor of Bank substantially in the form of EXHIBIT B hereto.

     SECTION 2.2 DRAWINGS AND REINSTATEMENT.

          (A) Drawings under the Letter of Credit are intended to be made by Bank and to be honored by Issuing Bank, all pursuant to the provisions, on the terms and subject to the conditions set forth in the Letter of Credit. The honoring of any Drawing shall automatically reduce by like amount the Maximum Credit. No Drawing under the Letter of Credit shall behonored in an amount exceeding the Maximum Credit.

          (B) The Maximum Credit, or any lesser amount, may be reinstated by Lender at its sole option, provided Lender has been reimbursed by Corporation any such amounts to be reinstated.

                                       4.

     SECTION 2.3 FEES AND OTHER PAYMENT.

          (A)  The Corporation hereby agrees to pay to or reimburse Lender:

               (I) On or before the Date of Delivery, the origination fee paid to Issuing Bank in an amount equal to $200.

               (II) On or before the Date of Delivery, an amount equal to all costs and expenses (including attorneys' fees and expenses) incurred by Lender in connection with the preparation and negotiation of this Agreement, the Reimbursement Loan Note, the other Transaction Documents and the closing of the transactions contemplated hereby.

               (III) On demand from time to time from Lender, any fees or other amounts (not otherwise reimbursed by Corporation to Lender pursuant to SECTION
2.4 hereof) required to be paid by Lender to the Issuing Bank in connection with the Letter of Credit, including, without limitation, a one percent (1%) per annum fee, payable quarterly by Lender to Issuing Bank;

               (IV) On demand from time to time by Lender, an amount equal to all costs and expenses (including attorneys' fees and expenses) (not otherwise reimbursed by Corporation to Lender pursuant to SECTION 2.4 hereof) incurred by Lender relative to a Drawing under the Letter of Credit.

               (V) On demand from time to time by Lender, an amount equal to all costs and expenses (including attorneys' fees and expenses) incurred by Lender relative to the Letter of Credit (not otherwise reimbursed by Corporation to Lender pursuant to this SECTION 2.3 or SECTION 2.4) or each Reimbursement Loan or the enforcement or preservation of any rights of Lender under this Agreement, the other Transaction Documents, each Reimbursement Loan or the Reimbursement Loan Note, or in connection with the exercise or waiver of any of Lender's discretionary rights under this Agreement, the Reimbursement Loan Note or under the other Transaction Documents;

               (VI) On demand from time to time by Lender, interest, at the Default Rate, on any and all amounts unpaid by the Corporation when due under this Agreement or the Reimbursement Loan Note, but in no event shall such rates exceed the maximum rate of nonusurious interest allowed from time to time by law, as is now or, to the extent allowable by law, as hereinafter may be in effect, to be paid by the Corporation;

          Each such payment or reimbursement shall be deemed to be earned in full on the date on which such amount is due and payable by the Corporation.

          (B) The Corporation agrees to pay, on demand from time to time by the Lender, all reasonable costs and expenses incurred by the Lender, in connection with (i) any transfer or amendment of the Letter of Credit or amendment of this Agreement, (ii) any review by the Lender of the documents necessary for Lender to honor a Drawing under the Letter of

                                       5.

Credit, or relative to the Lender's curing of any event of default by Borrower under any of the Transaction Documents, (iii) the exercise, enforcement or preservation of any rights of Lender under this Agreement, (iv) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain Lender from paying any amount under the Letter of Credit, and (v) the waiver or amendment of any of the Lender's rights under any of the Transaction Documents; provided, however, that no payment shall be required under this SECTION 2.3(b) in respect of any cost or expense Lender has incurred because of its gross negligence or willful misconduct if so determined by a court of competent jurisdiction.

     SECTION 2.4 REIMBURSEMENT. The Corporation agrees to pay to or reimburse Lender in full for any and all Drawings made under the Letter of Credit on the date any Drawing is made. Any amount drawn under the Letter of Credit shall be, to the extent permitted by and in accordance with SECTION 2.7 hereof, automatically converted into a Reimbursement Loan. A Reimbursement Loan, when made, will satisfy the reimbursement obligation of the Corporation to Lender in the principal amount of such Reimbursement Loan.

     SECTION 2.5 PLACE OF PAYMENT. All payments to be made by the Corporation to the Lender hereunder shall be made in lawful currency of the United States of America and in immediately available funds by wire to the following account:

                 HAMBRECHT AND QUIST CALIFORNIA
                 c/o Citibank, F.S.B.
                 260 California Street
                 San Francisco, CA 94111
                 ABA: 321171184
                 Account #: 601022205
                 Account Name: H&Q Management Corporation

or at such other address as Lender may specify from time to time by notice to the Corporation.

     SECTION 2.6 TERMINATION OF AGREEMENT. This Agreement (except for the obligations of the Corporation set forth in SECTIONS 2.3(B) and 9.4) shall terminate at such time as the Letter of Credit shall have expired and when all amounts due and payable to Lender hereunder shall be paid in full (the "Termination Date").

     SECTION 2.7 REIMBURSEMENT LOANS.

             (A) Lender agrees, upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement and the other Transaction Documents, that, unless an Event of Default shall have occurred and be continuing Drawing under the Letter of Credit that is not repaid in full by the Corporation on the date thereof shall automatically be converted into a Reimbursement Loan. On and as of the date of the making of each Reimbursement Loan: (i) the Corporation shall be deemed to have (A) remade, ratified and confirmed all representations and warranties of the Corporation contained in SECTION 5.1 of this Agreement, and (B) certified compliance with all covenants contained in ARTICLE VI hereof;

                                       6.

             (B) The principal amount of the Reimbursement Loans shall not exceed the Maximum Credit available under the Letter of Credit on such date. All the Reimbursement Loans shall be evidenced by a single Reimbursement Loan Note substantially in the form of EXHIBIT A hereto with appropriate insertions, duly executed and delivered by the Corporation to Lender, dated by Lender on the attached schedule the date of each Drawing under the Letter of Credit that gives rise to a Reimbursement Loan, and payable to Lender or its assigns in an amount equal to the amount drawn on the Letter of Credit that is not reimbursed as provided in the first sentence of SECTION 2.4 of this Agreement. The principal amount of each Reimbursement Loan, together with any unpaid and accrued interest thereon, shall be due and payable on demand.

             (C) The Reimbursement Loans shall bear interest at the Interest Rate. Such interest shall be calculated on the basis of a 365 or 366 day year and actual number of days elapsed and shall be payable monthly while any Reimbursement Loan is outstanding. Lender shall, and is hereby authorized by the Corporation to, date the schedule attached to the Reimbursement Loan- Note the date of any Drawing under the Letter of Credit that is not reimbursed as provided in the first sentence of SECTION 2.4 of this Agreement and insert the amount (or the portion thereof not so reimbursed, as the case may be), and endorse on such schedule an appropriate notation evidencing the date and amount of each repayment and any other information provided for on such schedule; provided, however, that the failure of Lender to insert any such date or amount or set forth such repayments and other information on such schedule shall not in any manner affect the obligation of the Corporation to repay the related Reimbursement Loans in accordance with the terms of this Agreement.

             (D) Lender agrees that the Corporation may prepay a Reimbursement Loan in whole or in part without premium or penalty at any time.

                                  ARTICLE III

                        CONDITIONS PRECEDENT TO ISSUANCE
                               OF LETTER OF CREDIT

     SECTION 3.1 DOCUMENTS TO BE RECEIVED. Lender's obligations to cause the issuance of the Letter of Credit as set forth in SECTION 2.1 hereof are subject to the conditions precedent that, on or prior to the Date of Delivery, Lender shall receive the following documents, all in form and substance satisfactory to
Lender:

          (A) executed counterparts of the this Agreement and the Reimbursement Loan Note, which shall be duly executed and dated by the Corporation (except for the schedule attached thereto, which shall be undated and blank as to amount);

          (B) a certificate of the appropriate officer(s) of the Corporation certifying (i) that the statements contained in SECTIONS 3.2(A) and 5.1 are true and correct, (ii) the name and true signatures of the officers of the Corporation authorized to sign this Agreement and the other

                                       7.

documents to be delivered by the Corporation hereunder and (iii) as to such other matters as Lender shall determine, in substantially the form attached hereto as EXHIBIT C;

          (C) the Warrant duly executed and delivered by Corporation in the form attached hereto as EXHIBIT D;

          (D) proof of the termination of the Guaranty duly executed and delivered by Bank;

          (E) such other documents, certificates, instruments, approvals or filings as Lender may reasonably deem necessary or appropriate.

     SECTION 3.2 OTHER CONDITIONS PRECEDENT. The Lender's obligation to cause the issuance of the Letter of Credit as set forth in SECTION 2.1 hereof shall be subject to the additional conditions precedent that:

             (A) the following statements shall be true and correct on the Date of Delivery and Lender shall have received a certificate signed by a duly authorized officer of the Corporation, dated the Date of Delivery to the following effect and to such other effects as the Lender may request, substantially in the form attached hereto as EXHIBIT C:

                 (I) the representations and warranties of the Corporation set forth in SECTION 5.1 hereof and in the other Transaction Documents are true and correct as of the Date of Delivery as though made on and as of such date;

                 (II) no event has occurred and is continuing, or would result directly or indirectly from the issuance of the Letter of Credit, which constitutes an Event of Default hereunder or which would constitute such an Event of Default, but for the requirement that notice be given or time elapse, or both; and

                 (III) no "event of default" (however defined or designated) has occurred under any of the Transaction Documents, and no event has occurred and is continuing which would constitute such an event of default, but for the requirement that notice be given or time elapse, or both.

             (B) On or before the Date of Delivery, the Corporation shall have duly adopted a resolution authorizing the execution, delivery and performance by the Corporation of the Transaction Documents to which it is a party, and on and after the Date of Delivery such resolution shall continue to be in full force and effect.

                                       8.

                                   ARTICLE IV

                         OBLIGATIONS OF THE CORPORATION

     SECTION 4.1 OBLIGATIONS OF THE CORPORATION.

             (A) The obligations of the Corporation under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                 (I) any lack of validity or enforceability of any of the Transaction Documents (other than this Agreement) or any other agreement or instrument contemplated thereby or related thereto;

                 (II) any amendment or waiver of or any consent to departure from all or any of the documents contemplated hereby;

                 (III) the existence of any claim, setoff, defense or other rights which the Corporation may have at any time against any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom such beneficiary may be acting), the Lender or any other Person, whether in connection with the Loan Agreement or any unrelated transaction;

                 (IV) any breach of contract or other dispute between the Corporation and any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting), Lender, Issuing Bank, Bank or any other Person;

                 (V) any statement or any other document presented under the Transaction Documents proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (VI) payment by the Issuing Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted an act of gross negligence or willful misconduct by Lender as determined by a court of competent jurisdiction; or

                 (VII) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Lender, with or without notice to or approval by the Corporation, as the case may be, in respect of any of the Corporation's indebtedness to Lender under this Agreement.

          (B) Lender shall not be deemed to have waived or released any of its rights or remedies (whether specified in or arising under this Agreement or otherwise available to it by law or agreement) unless it signs a written waiver or release. Delay or failure to act on the Lender's part shall not constitute a waiver of or otherwise preclude enforcement of any of its

                                       9.

rights and remedies. All of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Lender need not resort to any particular right or remedy before exercising or enforcing any other, and Lender's resort to any right or remedy shall not preclude the exercise or enforcement of each other right and remedy.

                                    ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants as follows:

             (A) ORGANIZATION AND POWERS. The Corporation is a corporation, duly organized and validly existing under the laws of the State of Delaware and is authorized to transact business and exercise its power under the applicable laws of any state in which the conduct of its business or its ownership of property requires that it be so qualified.

             (B) AUTHORIZATION AND ABSENCE OF CONFLICTS. The execution, delivery and performance of the Transaction Documents (i) have been duly authorized by all necessary action on the part of the Corporation, (ii) do not and will not conflict with, or result in a violation of, any provision of law, or any order, writ, rule or regulation of any court or governmental agency or instrumentality binding upon or applicable to the Corporation and (iii) do not and will not conflict with, result in a violation of, or constitute a default under, any resolution, material agreement or instrument to which the Corporation is a party or by which the Corporation or any of its property is bound.

             (C) BINDING OBLIGATION. Each of the Transaction Documents will be a valid and binding obligation of the Corporation enforceable in accordance with its terms.

             (D) GOVERNMENTAL CONSENT OR APPROVAL. No consent, approval, permit, authorization or order of, or registration or filing with, any court or governmental agency, authority or other instrumentality not already obtained, given or made is required on the part of the Corporation for the execution, delivery and performance by the Corporation of any of the Transaction Documents.

            (E) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, arbitrator, governmental or other board, body or official, pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation, questioning the validity of any proceeding taken or to be taken by the Corporation in connection with the execution, delivery and performance by the Corporation of the Transaction Documents or seeking to prohibit, restrain or enjoin the execution, delivery or performance by the Corporation of any of the foregoing, nor, to the best knowledge of the Corporation, is there any basis therefor, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the

                                      10.

Corporation to perform its obligations under the Transaction Documents or (ii) have a material adverse effect on the ability of the Corporation to conduct its business as currently conducted or as proposed or contemplated to be conducted.

            (F) NO DEFAULTS BY THE CORPORATION. Other than as set forth on the Schedule of Exceptions attached hereto (the "Schedule"), the Corporation is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its property is bound, except for such defaults as would not have a material adverse effect on the ability of the Corporation to conduct its business as currently conducted or as proposed or contemplated to be conducted.

            (G) INCORPORATION OF REPRESENTATIONS. The Corporation hereby makes to the Lender the same representations and warranties as are made by the Corporation and set forth in any other Transaction Documents, which representations and warranties, as well as the defined terms contained therein (or in such defined terms), are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety. No amendment to such representations and warranties or defined terms made pursuant thereto shall be effective to amend such representations and warranties and defined terms as incorporated by reference herein without the consent of Lender.

            (H) COMPLIANCE WITH LAWS. The Corporation is in material compliance with all provisions of applicable law.

                                   ARTICLE VI

                          COVENANTS OF THE CORPORATION


     SECTION 6.1 AFFIRMATIVE COVENANTS. So long as the Termination Date has not occurred or so long as any amount is due and owing to Lender hereunder, the Corporation will, unless Lender otherwise shall consent in writing:

          (A) DELIVERY OF INFORMATION AND REPORTS. Furnish to Lender the following: (i) as soon as possible and in any event within two (2) Business Days after the occurrence of (A) each Event of Default or any event or condition that, with the passage of time or the giving of notice or both, would constitute an Event of Default, under this Agreement, and (B) each "event of default" (however defined or designated) or any event or condition that, with the passage of time or the giving of notice or both, would constitute an "event of default" under any Transaction Document, a statement of an officer of the Corporation setting forth details thereof and the action which the Corporation proposes to take with respect thereto; (ii) audited financial statements, if any, of the Corporation within ten (10) days after the Corporation's receipt of the same from the respective accountants; (iii) a copy of the annual budget, if any, for the Corporation within ten (10) days after the adoption of such budget; and (iv) as promptly as practicable, written notice to the Lender of all proceedings before any court or governmental

                                      11.

authority which, if adversely determined, would materially and adversely affect the ability of the Corporation to pay when due the principal of or any interest on the Reimbursement Loan Note.

            (B) PAYMENT OF INDEBTEDNESS. Other than as set forth on the Schedule, duly and punctually pay or cause to be paid all principal and interest on the indebtedness of the Corporation legally due and owing to third parties, comply with and perform all conditions, terms and obligations of the notes or bonds evidencing such indebtedness and the security agreements, deeds of trust and mortgages securing such indebtedness, and upon being notified of a default or having made a determination not to pay an indebtedness when due, promptly inform Lender of any such default, or anticipated default, under any such note, bond, security agreement, deed of trust or mortgage, and forward to the Lender a copy of any notice of default or notice of an event that might result in default under any such note, bond, security agreement, deed of trust or mortgage;

            (C) ACCESS TO RECORDS AND AUDIT. Upon reasonable notice to Corporation (unless an Event of Default has occurred and is continuing, in which case no notice is necessary) Corporation shall permit Lender to at all times have full and free access during normal business hours to all the books and records and correspondence of Corporation, and Lender or any agents or representatives of Lender may examine the same, take extracts therefrom and make photocopies thereof, and Corporation agrees to render to Lender, at Corporation's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (D) RELATED COVENANTS. Fully and faithfully perform each of the covenants and agreements required of it pursuant to the provisions of the Transaction Documents;

            (E) FURTHER ACTION. At any and all times, insofar as it may be authorized to do so by law, pass, make, do, execute, acknowledge and deliver all and every such further resolutions, acts, deeds, conveyances, assignments, recordings, filings, transfers and assurances as may be necessary or reasonably desirable for the better assuring, conveying, granting, assigning and confirming the amounts due hereunder and under the Reimbursement Loan Note, or intended so to be, or which the Corporation may hereafter become bound to pledge or assign thereto;

            (F) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable (A) laws (including, rules, regulations, writs, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (B) rules, regulations and requirements necessary to maintain its operating and business licenses, authorizations and permits; and

            (G) INCORPORATION OF COVENANTS. The Corporation hereby makes to Lender the same covenants as are made by the Corporation and set forth in any other Transaction Document, which covenants, as well as the defined terms contained therein (or in such defined terms), are hereby incorporated by reference with the same effect as if each and every such covenant and defined term were set forth herein in its entirety. No amendment to such

                                      12.

covenants or defined terms made pursuant thereto shall be effective to amend such covenants and defined terms as incorporated by reference herein without the consent of the Lender.

     SECTION 6.2 NEGATIVE COVENANTS. Corporation shall not amend nor modify any term, condition or provision of the Loan Agreement or any promissory note issued pursuant thereto without the written consent of Lender.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder unless waived by Lender pursuant to SECTION 9.1 hereof:

             (A) the Corporation shall fail to pay when due any amount specified under the terms of this Agreement, including, without limitation, amounts due under the Reimbursement Loan Note;

             (B) any representation or warranty made by the Corporation pursuant to SECTION 5.1 hereof or any certification made by the Corporation hereunder shall prove to have been incorrect in any material respect when made;

             (C) the Corporation and/or Bank shall amend or modify any term, condition or provision of the Loan Agreement or any promissory note issued pursuant thereto without the written consent of Lender.

             (D) the Corporation shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specifically referenced in SECTION 7.1(a), (b) and (c) above) and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Corporation, by Lender;

             (E) an "event of default" (however defined or designated) under any Transaction Document shall have occurred and be continuing;

             (F) an event of default under any indebtedness of the Corporation from time to time outstanding or under any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could materially and adversely affect the ability of the Corporation to pay when due the principal of or any interest on the Reimbursement Loan Note.

             (G) any material provision of this Agreement or the other Transaction Documents shall at any time for any reason cease to be valid and binding on the Corporation, or shall be declared to be null and void, or the validity or enforceability thereof shall be

                                      13.

contested by the Corporation or any governmental agency or authority, and the happening of the events heretofore set forth in this SUBSECTION (F) shall materially and adversely affect Lender's rights under this Agreement or under any other Transaction Document, or the Corporation shall deny that it has any or further liability or obligation under this Agreement or any other Transaction Document; or

             (H) an Act of Bankruptcy.

                                  ARTICLE VIII

                               RIGHTS AND REMEDIES

     SECTION 8.1 RIGHTS AND REMEDIES.

            (A) DEFAULTS UNDER THIS AGREEMENT. Upon the occurrence of an Event of Default hereunder, or at any time thereafter while such default continues, Lender, in its sole discretion, may do any one or more of the following:

                 (I)   send notice of such Event of Default to the Corporation;

                 (II) declare the Reimbursement Loan Note, if outstanding, and any and all amounts due and owing under this Agreement or under the other Transaction Documents, to be immediately due and payable

                 (III) terminate the Letter of Credit; and

                 (IV) exercise any rights and remedies available to it by law or under this Agreement, any other Transaction Document or any other agreement, document or instrument contemplated hereby.

            (B) DEFAULTS UNDER THE LOAN AGREEMENT. Lender may cure an event of default under the Loan Agreement; provided, however, that nothing contained herein shall obligate Lender to cure any such event of default.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 MODIFICATION OF AGREEMENT. No modification or waiver of any provision of this Agreement, and no consent to any departure by the Corporation therefrom, shall be effective unless the same shall be in writing and signed by Lender and the Corporation and no modification or waiver of any provision of the Letter of Credit, and no consent to any departure by the Corporation or Bank therefrom, shall in any event be effective unless the same shall be

                                       14.

in writing and signed by Lender. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Corporation in any case shall entitle the Corporation to or any other or further notice or demand in the same, similar or other circumstances.

     SECTION 9.2 WAIVER OF RIGHTS BY LENDER; REMEDIES. No course of dealing or failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under the Letter of Credit shall operate as a waiver hereof or thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The rights of Lender under this Agreement are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

     SECTION 9.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) upon receipt at the address specified below after having been sent by certified or registered mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set forth below:

     If to the Corporation:

                 Air South Airlines, Inc.
                 2625 Airport Boulevard
                 West Columbia, South Carolina 29170
                 Attention: John P. Tague, Chairman
                 Fax: (803)822-4132

     with a copy to:

                 David A. Monteith, Esq.
                 Monteith Law Offices
                 2805 Millwood Avenue
                 Columbia, South Carolina 29205

     (which shall not constitute notice)

     If to Lender:

                 HAMBRECHT & QUIST CALIFORNIA
                 c/o Hambrecht & Quist LLC
                 One Bush Street
                 San Francisco, CA 94104
                 Attention: David Golden
                 Fax: (415)339-4325

                                       15.

     with a copy to:

                 Cooley Godward LLP
                 Five Palo Alto Square
                 3000 El Camino Real
                 Palo Alto, CA 94306
                 Attention: Patrick Pohlen
                 Telephone: (415) 326-0600
                 Facsimile No.: (415) 857-0663

     (which shall not constitute notice)

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 9.4 INDEMNIFICATION. In addition to other amounts payable by the Corporation under this Agreement, the Corporation hereby agrees to the fullest extent permitted by applicable law, to protect, defend, indemnify and hold harmless Lender, its assignees, the Issuing Bank, and their respective directors, officers, employees, agents, counsel, successors and assigns from and against any and all claims, demands, judgments, damages, actions, injuries, losses, liabilities, penalties, costs, charges and expenses whatsoever which such Person may (or which may be claimed against such Person whatsoever), including, without limitation, the fees and expenses of counsel for such Person by reason of or in connection with: (a) the issuance of the Letter of Credit;
(b) any breach by Corporation of any representation, warranty, covenant, term or condition in, or the occurrence of any default under this Agreement, the Reimbursement Loan Note or the other Transaction Documents, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default; provided, however, that the Corporation shall not be required to indemnify any such Person for any claims, demands, damages, losses, liabilities, costs, charges and expenses to the extent, but only to the extent, caused by (i) the gross negligence of Lender, as determined by a court of competent jurisdiction, in determining whether a sight draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit; (ii) Lender's willful failure, as determined by a court of competent jurisdiction, to cause payment under the Letter of Credit after the presentation to it by Lender of a sight draft and all required certificates strictly complying with the terms and conditions of the Letter of Credit. The indemnification obligations in this
SECTION 9.4 shall survive the expiration of this Agreement or the Letter of Credit.

     SECTION 9.5 LIABILITY OF LENDER. The Corporation assumes all risks of the acts or omissions of Bank and any transferee of the Letter of Credit with respect to its use of the Letter of Credit or the proceeds thereof; provided, however, this assumption is not intended to, and shall not, preclude the Corporation from pursuing such rights and remedies as it may have against Bank at law or under the Loan Agreement or any other agreement. Neither the Lender nor any Person participating in the Letter of Credit or the Reimbursement Loan Note shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or the proceeds

                                      16.

thereof or for any acts or omissions of Bank and any transferee of the Letter of Credit in connection therewith; (b) the validity, sufficiency or genuineness of documents presented under the Letter of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; provided, however, (a) and
(b) to the contrary notwithstanding, the Corporation shall have a claim against the Lender, and the Lender shall be liable to the Corporation, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Corporation which the Corporation proves, as determined by a court of competent jurisdiction, were caused by (i) Lender's gross negligence or
(ii) Lender's willful act that prevents payment under the Letter of Credit after the presentation to Issuing Bank by the Bank (or a successor under the Loan Agreement to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and all required certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however, that if Lender shall receive timely written notification from each of Bank or the Corporation and that sufficiently identifies (in the reasonable opinion of Lender) documents that thereafter may be presented to Issuing Bank or Lender which are not to be honored, Lender agrees to use its best efforts to avoid honoring such documents thereafter. Lender assumes no responsibility for any failure or delay in the transmission to Bank of funds drawn under the Letter of Credit through the federal funds wire system.

     SECTION 9.6 PARTICIPATIONS. Lender may participate to other Persons and institutions of the Lender's choosing all or any portion of its obligations under the Letter of Credit and the obligations of the Corporation under the Reimbursement Loan Note. No such participation shall relieve the Lender of its obligations hereunder nor shall it cause an increase in Corporation's obligations under this Agreement, including under SECTION 2.3(b) above.

     SECTION 9.7 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Lender, the determination of such satisfaction shall be made by Lender in its sole and exclusive judgment exercised in good faith.

     SECTION 9.8 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement, the Reimbursement Loan Note and the other Transaction Documents, and any obligations arising hereunder or thereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

     SECTION 9.9 WAIVER OF JURY TRIAL. The Corporation hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Reimbursement Loan Note, the other Transaction Documents or any instrument or document delivered pursuant to this Agreement, the Reimbursement Loan Note or the other Transaction Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any

                                      17.

other claim or dispute howsoever arising, between the Corporation, on the one hand, and Lender, on the other hand.

     SECTION 9.10 JURISDICTION: SERVICE OF PROCESS. The Corporation hereby irrevocably consents to the jurisdiction of the Courts of the State of California, County of San Francisco and of any Federal Court located in the county of San Francisco California, and agree that venue in each of such Courts is proper in connection with any action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, or any document or instrument delivered pursuant to this Agreement or the other Transaction Documents. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Corporation in any other jurisdiction.

     SECTION 9.11 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made in this Agreement shall survive the issuance of the Letter of Credit by Issuing Bank and shall continue in full force and effect so long as the Letter of Credit shall be unexpired or any sums drawn or due hereunder or under the Reimbursement Loan Note shall be outstanding and unpaid, regardless of any investigation made by any Person and so long as any amount payable hereunder remains unpaid. Whenever in this Agreement Lender is referred to, such reference shall be deemed to include the successors and assigns of Lender, and all covenants, promises and agreements by or on behalf of the Corporation which are contained in this Agreement shall inure to the benefit of the successors and assigns of Lender and such other Persons as are indemnified herein, subject to such limitations as are set forth in SECTION 9.6 above regarding participations. The rights and duties of the Corporation, however, may not be assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Lender, and all obligations of the Corporation shall continue in full force and effect notwithstanding any assignment by the Corporation of any of their respective rights or obligations under any of the Transaction Documents or the Reimbursement Loan Note or any entering into, or consent by the Corporation supplement or amendment to any of the Transaction Documents.

     SECTION 9.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.13 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

     SECTION 9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification thereof has been received by Corporation and Lender.

                                      18.

     In WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

CORPORATION:                        AIR SOUTH AIRLINES, INC.


                                    By:/s/John P. Tague
                                       ----------------------------------------

                                    Printed Name: John P. Tague
                                                 ------------------------------

                                    Title:  Chairman of the Board, President
                                          -------------------------------------
                                            and Chief Executive Officer

ATTEST:

/s/D Monteith
-----------------------------------
Name: David Monteith

Title: Secretary

                                    HAMBRECHT AND QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group

                                    By:/s/Jackie Berterretche
                                       ----------------------------------------
                                    Printed Name:/s/Jackie Berterretche
                                                 ------------------------------
                                    Title: Attorney-in-Fact
                                          -------------------------------------

                                       19.

                             SCHEDULE OF EXCEPTIONS

     Schedule 5.1(f)

          The Company is currently in default under the following instruments or
     Contracts:

          (a) Air South, Inc. HUD Section 108 Loan; such defaults have been waived until September 30, 1997.

          (b)  Revolving Credit Facility with NationsBank, N.A.

          (c) Aircraft leases for five Boeing 737-200 Aircrafts entered into by the lessors through GE Credit Aviation Services, Inc.; however, such defaults have been waived pending amendment of such leases.

          (d) From time-to-time on a continuing basis the Company is in arrears of payments owed to all the airports to which it flies. Such arrearages could give rise to events of default under the Company's agreement with such airports if not timely cured.

     Schedule 6.1(h)

          It is understood that the Company is currently and generally in arrears on accounts payable to numerous general creditors not exceeding $7,500,000. Such accounts are not evidenced by notes, bonds, security agreements, deeds of trust or mortgages; some however are the subject of written agreements with creditors for extended payment terms; others, in amounts not material to the Company (less than $100,000 in the aggregate), have been included in confessions of judgments by the Company which may be entered only if the Company defaults in an agreed upon payment schedule.

                                    EXHIBIT A

                                     FORM OF
                             REIMBURSEMENT LOAN NOTE

$2,OOO,OOO                                             San Francisco, California
                                                       January___, 1997

     FOR VALUE RECEIVED, AIR SOUTH AIRLINES, INC., a Delaware corporation (the "Corporation") hereby unconditionally promises to pay to the order of HAMBRECHT & QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group ("Lender"), or their assigns, in lawful money of the United States of America and in immediately available funds, on demand the sum of Two Million Dollars ($2,000,000) or so much thereof as from time to time may be advanced hereunder pursuant to Section 2.7 of that certain Reimbursement Agreement, dated as of January___, 1997, by and among the Corporation and Lender, as amended from time to time (the "Agreement"), in connection with drawings under that certain Letter of Credit No.___ dated January___, 1997, issued by the BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in favor of THE NATIONAL BANK OF SOUTH CAROLINA (including any amendment thereof or substitute therefor) (the "Letter of Credit") in accordance with the terms and conditions set forth in the Agreement. Borrower shall also pay interest (calculated on the basis of a 365 or 366 day year and actual number of days elapsed) on such sum or the portion thereof from time to time outstanding hereunder, monthly, at the rates and in accordance with the terms and conditions set forth in the Agreement. All accrued and unpaid interest shall be due and payable at such time as demand is made under this Reimbursement Loan Note. This Reimbursement Loan Note is issued under and is subject to the terms and conditions of the Agreement. All definitions, terms, conditions, rights and provisions set forth in the Agreement, are hereby incorporated herein in their entirety.

     Annexed hereto and made a part hereof is a schedule (the "Loan and Repayment Schedule") on which shall be shown all advances by Lender pursuant to the Agreement (each such advance, a "Reimbursement Loan") and all repayments of principal made to Lender hereunder. The Corporation hereby appoints Lender as its agent to endorse the date and the amount of each such Reimbursement Loan or principal repayment made hereunder. Such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that failure to make any such endorsement (or any errors in notation) shall not affect in any manner the obligations of Corporation with respect to the amounts payment hereunder.

     This Reimbursement Loan Note is subject to acceleration upon the occurrence of certain events as provided in the Agreement. The Corporation shall have the right to prepay this Reimbursement Loan Note in whole or in part, without penalty or premium, at any time.

                                       1.

     All payments or prepayments of principal of and interest on this Reimbursement Loan Note shall be payable to the Account of Lender as specified in Section 2.6 of the Agreement.

     All payments and prepayments hereon shall be applied first, to costs and expenses and other amounts due and owing to Lender under the Agreement; second, to accrued interest then payable; and third to principal of the Reimbursement Loans in chronological order of funding of the Reimbursement Loans and within each Reimbursement Loan in inverse chronological order of principal amortization.

     The Corporation hereby waives presentment, demand, protest, notice of protest or other notice of dishonor of any kind or of non-payment of this Reimbursement Loan Note, and promises to pay all reasonable costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     No extension of the time for the payment of this Reimbursement Loan Note or any installment hereof made by agreement with any Person now or hereafter liable for the payment of this Reimbursement Loan Note shall operate to release or discharge the original liability under this Reimbursement Loan Note, either in whole or in part, of the Corporation.

     This Reimbursement Loan Note is to be construed according to the laws of the State of California, without regard to principles of conflict of laws.

     The provisions of this Note shall inure to the benefit of and be binding on any successor to Lender and shall extend to any holder hereof.

CORPORATION:                        AIR SOUTH AIRLINES, INC.

                                    By:
                                       ----------------------------------------
                                    Printed Name:
                                                 ------------------------------
                                    Title:
                                          -------------------------------------

                                       2.

                                   EXHIBIT B




                                     1.

                      IRREVOCABLE STANDBY LETTER OF CREDIT
                                  #__________


                                                              December __, 1996

APPLICANT: Air South Airlines, Inc.
           1800 St. Julian Place
           Columbia, South Carolina

BENEFICIARY: The National Bank of South Carolina
             1241 Main Street
             Columbia, South Carolina

MAXIMUM AMOUNT: $2,000,000.00                              EXPIRY: July 1, 1998

We hereby issue this Irrevocable Standby Letter of Credit #____ in your favor for the maximum amount shown above available against your draft at sight drawn on (issuer) when accompanied by this letter and a statement from you (the Beneficiary) signed by an officer of the Beneficiary stating:

       "The Applicant, Air South Airlines, Inc., has failed to pay The National Bank of South Carolina in accordance to the terms of their loan (to include, but not be 1imited to, the maintenance of this Irrevocable Standby Letter of Credit) and the loan is in default."

This letter of Credit shall be deemed automatically extended without amendment for one year fit expiry date hereof, unless not less than sixty(60) days prior to any such expiry date we shall notify you in writing that we elect not to consider the Letter of Credit renewed for any such additional period.

Drafts drawn under this Letter of Credit must bear the phrase "Drawn under (issuer) Irrevocable Letter of Credit No.____ dated December____ , 1996."

We engage with you that all drafts drawn under in compliance with the terms of this Letter of Credit will be duly honored on delivery of documents as specified it presented at this office on or before December ____, 1997 any automatically extended date as provided above.

Except as otherwise expressly stated herein, this Irrevocable Standby Letter of Credit is subject to the Uniform customs and Practices for Documentary Credit (1993 Revision), International Chamber of Commerce Brochure 500 (the "Uniform Customs") As to matters not governed by Uniform Customs, this Irrevocable Standby Letter of Credit shall be governed and construed in, accordance with the laws of the State of South Carolina.

Upon strict compliance with the terms of this Letter of Credit, the drafts hereinabove referred to will be duly mored upon presentation.


---------------------------------
Authorized Signature